Exhibit 19.2

 Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report

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  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               5

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------

                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
                                                                     -------------
      Total                                                      $3,594,764,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $16,248,507.43                $2,929.34          $16,251,436.77
  Repurchased Loan Proceeds Related to Interest                          25,214.78                     0.00               25,214.78
                                                                         ---------                     ----               ---------
      Total                                                         $16,273,722.21                $2,929.34          $16,276,651.55

  Servicer Advances:
  Principal Advances                                                         $0.00                $4,101.36               $4,101.36
  Interest Advances                                                   2,840,771.66                   262.01            2,841,033.67
                                                                      ------------                   ------            ------------
      Total                                                          $2,840,771.66                $4,363.37           $2,845,135.03

  Principal:
  Principal Collections                                             $71,980,866.28              $109,298.13          $72,090,164.41
  Prepayments in Full                                                38,609,681.76                 9,011.87           38,618,693.63
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,008,447.03                     0.00            2,008,447.03
  Payahead Draws                                                              0.00                 7,912.28                7,912.28
                                                                              ----                 --------                --------
      Total                                                        $112,598,995.07              $126,222.28         $112,725,217.35

  Liquidation Proceeds                                                                                                $1,126,018.29
  Recoveries from Prior Month Charge-Offs                                                                                  6,442.83
                                                                                                                           --------
      Total Principal Collections                                                                                   $113,857,678.47

  Principal Losses for Collection Period                                                                              $2,588,347.82
  Total Regular Principal Reduction                                                                                 $115,317,666.53

  Total Collections                                                                                                 $132,979,465.05

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $132,979,465.05
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
                                                                                                                               ----
      Total                                                                                                         $132,979,465.05

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               5

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,682,703.95        $2,682,703.95                $0.00
   Amount per $1,000 of Original Balance               0.75                 0.75                 0.00
  Net Swap Payment, Tranche A2 B                 $493,059.87
  Net Swap Payment, Tranche A3 B               $1,398,066.39

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $410,422.63          $410,422.63               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,274,748.75         1,274,748.75                0.00                 0.00                0.00
   Class A2 B Notes                     934,923.59           934,923.59                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                   1,268,786.94         1,268,786.94                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $7,581,479.54        $7,581,479.54               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----

  Total Note and Cert. Interest:     $7,933,909.54        $7,933,909.54               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $120,471,725.30

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        59,557,956.89
   Regular Principal Distribution Amount    177,566,335.90
                                            --------------
      Principal Distribution Amount        $237,124,292.79

  Noteholder Principal Distributions:
   Class A1 Notes                                       $120,471,725.30
   Class A2 A Notes                                                0.00
   Class A2 B Notes                                                0.00
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $120,471,725.30

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $120,471,725.30

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $132,979,465.05
  Total Distribution (incl. Servicing Fee) $132,979,465.05

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               5

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $172.10                   $0.59                  $172.69
  Class A2 A Notes                                               0.00                    2.48                     2.48
  Class A2 B Notes                                               0.00                    1.63                     1.63
  Class A3 A Notes                                               0.00                    3.45                     3.45
  Class A3 B Notes                                               0.00                    1.64                     1.64
  Class A4 Notes                                                 0.00                    3.96                     3.96
  Class B Notes                                                  0.00                    4.32                     4.32
  Class C Notes                                                  0.00                    4.79                     4.79
                                                                 ----                    ----                     ----
      Total Notes                                              $34.18                   $2.15                   $36.33

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----
  Total Notes and Certificates:                                $33.51                   $2.21                   $35.72

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $3,061,402,292.79       0.8686608                $2,940,930,567.49       0.8344775
  Class A1 Notes                              237,124,292.79       0.3387490                   116,652,567.49       0.1666465
  Class A2 A Notes                            515,050,000.00       1.0000000                   515,050,000.00       1.0000000
  Class A2 B Notes                            574,834,000.00       1.0000000                   574,834,000.00       1.0000000
  Class A3 A Notes                            388,858,000.00       1.0000000                   388,858,000.00       1.0000000
  Class A3 B Notes                            776,000,000.00       1.0000000                   776,000,000.00       1.0000000
  Class A4 Notes                              393,322,000.00       1.0000000                   393,322,000.00       1.0000000
  Class B Notes                               105,728,000.00       1.0000000                   105,728,000.00       1.0000000
  Class C Notes                                70,486,000.00       1.0000000                    70,486,000.00       1.0000000
  Class D Certificates                         70,486,000.00       1.0000000                    70,486,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $3,131,888,292.79       0.8712361                $3,011,416,567.49       0.8377230

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.10%                                           7.10%
  Weighted Average Remaining Maturity (WAM)             47.65                                           46.83
  Remaining Number of Receivables                     204,107                                         198,868
  Portfolio Receivable Balance              $3,219,244,745.22                               $3,103,921,371.70

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $12,789,223.81
  Specified Credit Enhancement Amount                                                                        $31,039,213.72
  Yield Supplement Overcollateralization Amount                                                             $102,077,035.80
  Target Level of Overcollateralization                                                                     $114,866,259.61

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $18,249,989.91
  Specified Reserve Account Balance                                                                           18,249,989.91
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             18,249,989.91
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $18,249,989.91
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               5


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,126,018.29
  Recoveries from Prior Month Charge-Offs                                                                                 $6,442.83
  Total Principal Losses for Collection Period                                                                        $2,588,347.82
  Charge-off Rate for Collection Period (annualized)                                                                          0.54%
  Cumulative Net Losses for all Periods                                                                               $3,206,310.69


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,332                $35,753,989.97
  61-90 Days Delinquent                                                                           339                 $5,424,775.82
  91-120 Days Delinquent                                                                          122                 $1,995,699.20
  Over 120 Days Delinquent                                                                         55                 $1,029,431.19

  Repossesion Inventory                                                                           219                 $3,486,699.88


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.2156%
  Preceding Collection Period                                                                                               0.3217%
  Current Collection Period                                                                                                 0.5526%
  Three Month Average                                                                                                       0.3633%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1338%
  Preceding Collection Period                                                                                               0.1774%
  Current Collection Period                                                                                                 0.2595%
  Three Month Average                                                                                                       0.1902%

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  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2002
  Distribution Date                                                                                                       8/15/2002
  Transaction Month                                                                                                               5

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,445,578.16                    $35,185.11
  New Advances                                                                           2,812,324.86                      4,363.37
  Servicer Advance Recoveries                                                            3,207,277.15                     17,209.02
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $7,050,625.87                    $22,339.46

  Current Month Interest Advances for Prepaid Loans                                        $28,446.80                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $9,678.94
  Additional Payaheads                                                                                                    18,761.07
  Payahead Draws                                                                                                          17,057.72
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                        $11,382.29




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